EXHIBIT 99.1

Zomedica Signs Agreement With Seraph Biosciences for Innovative Veterinary Point-of-Care Diagnostic

Exclusive agreement intended to bring human medical diagnostic technology to the veterinary practice workflow

ANN ARBOR, Mich., May 10, 2018 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American:ZOM) (TSX-V:ZOM), a veterinary diagnostic and pharmaceutical company, today announced it has entered into a development, commercialization and exclusive distribution agreement with Seraph Biosciences, Inc. (“Seraph”), a human biomedical device company. Under the terms of this agreement, Zomedica will have exclusive global veterinary industry rights to develop and market a novel pathogen detection system in the form of an innovative point-of-care diagnostic instrument.

Leveraging principles of Raman spectroscopy, Zomedica and Seraph are partnering to bring human diagnostic technology to veterinarians, beginning with the examination of urine and fecal samples. The diagnostic instrument, referred to as ZM-020 in Zomedica’s product pipeline, is expected to deliver multiple benefits, including speed of results and an enhanced workflow with minimal sample preparation time. Further, Zomedica’s development work will seek to expand the capabilities of in-clinic testing to include not only pathogen detection, but also genus- and species-level information. Because ZM-020 does not require pre-market regulatory approval for use with companion animals in the United States, Zomedica believes that it presents an attractive opportunity in terms of time to market and early revenue opportunities when compared to other diagnostic modalities.

“Our agreement with Seraph is another milestone in our efforts to bring cutting-edge innovations to veterinary practices,” said Gerald Solensky, Jr., CEO, Zomedica. “We chose to partner with Seraph because we believe that their platform will enable us to bring the best of human market technology to the in-house veterinary diagnostic lab bench, elevating the standard of care, enhancing practice workflow and driving practice profitability.”

“I couldn’t be more excited about our partnership with Zomedica and to be part of leveraging our Seraspec® platform to significantly improve the veterinary practice workflow,” said Jim Shanley, CEO, Seraph Biosciences.

The agreement with Seraph covers development and validation of ZM-020. Zomedica will be responsible for development and validation, and their associated costs. Seraph will supply Zomedica, on an exclusive basis, with the hardware platform, associated software and the consumables to be developed under the agreement, pursuant to a rolling forecast, at prices specified in the agreement. Zomedica will be responsible for the marketing and sale of the hardware platform, associated software and the consumables. Marketing and sales are expected to begin in 2019, with an initial focus on canines and expanding into feline applications post launch.

The agreement, which is exclusive to the field of global veterinary diagnostic applications, has a term of seven years (subject to adjustment in certain circumstances) and automatically renews for additional one-year terms thereafter.

Zomedica has agreed to pay Seraph up-front fees of $500,000 and to issue to Seraph unregistered common shares having a value of $1,250,000, consisting of an aggregate of 641,717 common shares to be issued at an ascribed price of $1.9479 subject to receipt of TSX-V approval. Seraph is entitled to additional payments for development costs. Seraph will be entitled to receive up to an additional $7,000,000, payable 50 percent in cash and 50 percent in additional unregistered common shares, upon the achievement of a series of staged, specified milestones, including completion of laboratory studies and field studies, production and commercial shipment of products. Future issuances of shares will also be subject to TSX-V approval and will be priced relative to market at the time of issuance. Seraph is entitled to certain registration rights with respect to the common shares to be issued by Zomedica. In addition, Zomedica will pay Seraph license fees based on a percentage of gross profit.

“We believe that ZM-020 will enable us to make a significant improvement to the diagnostic workflow of the veterinary clinic,” said Stephanie Morley, DVM, Chief Operating Officer and Vice President of Product Development, Zomedica. “If we are successful in our development efforts, we believe that the ability to screen for a wide variety of pathogens with a single diagnostic instrument, beginning with urine and fecal samples, will be a game changer for the modern veterinary clinical team.”

ZM-020 is intended to use Raman spectral measurements to provide real-time, reagentless and fully automated identification of pathogens and disease indicators. ZM-020 builds upon recent advances in the field of Raman spectroscopy, a laser-based spectroscopy technique, to enable the identification of biological and biochemical signatures in complex biological samples. ZM-020 is comprised of a bench-top instrument and low-cost consumables intended to analyze unprocessed biological samples.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) (TSX-V: ZOM) is a veterinary diagnostic and pharmaceutical company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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About Seraph Biosciences
Incorporated in 2016, Seraph Biosciences is a healthcare technology company dedicated to commercializing Seraspec® – a fully-automated pathogen identification platform capable of delivering near real-time pathogen detection. Based in Detroit, Michigan, Seraph’s mission is to provide disruptive biomedical solutions to front-line providers and their patients at the point of care.

Reader Advisory
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: the validation of Seraph's technology for use in animals and our ability to successfully develop and market ZM-020, uncertainty as to whether our strategies and business plans will yield the expected benefits; availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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